UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 8, 2008
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On May 8, 2008, ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (the “Company”), and certain of its wholly owned subsidiaries, entered into an Omnibus Amendment (the “Amendment”) to that certain Security and Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”) dated December 6, 2005 (the “Loan Agreement”), which Amendment became effective as of May 9, 2008.
          Pursuant to the Amendment, the parties have agreed to increase the maximum available amount under the Loan Agreement and related revolving credit facility to $7,000,000 for the period commencing on May 9, 2008 through July 31, 2008, at which time all outstanding principal and accrued but unpaid interest shall become due and payable. In addition, pursuant to the Amendment, the Company is obligated to prepare and deliver to Laurus certain covenant compliance reports (each, a “Covenant Compliance Report”) as follows: (i) on the fifth (5th) business day of each of June 2008 and July 2008, the Company shall submit a Covenant Compliance Report setting forth the Company’s actual consolidated cash receipts received and actual consolidated revenues for the fiscal month immediately preceding the month of submission of such Covenant Compliance Report; and (ii) on the tenth (10th) business day of each of June 2008 and July 2008, the Company shall submit a Covenant Compliance Report setting forth the Company’s actual consolidated EBITDA for the fiscal month immediately preceding the month of submission of such Covenant Compliance Report. Finally, pursuant to the Amendment, as of the last day of each of May 2008 and June 2008 (each, a “Performance Date”), the Company shall not have consolidated cash receipts, consolidated revenues, and/or consolidated EBITDA that are below certain target amounts. A failure by the Company to meet any such target amount on either Performance Date will constitute an event of default under the Loan Agreement, subject to any applicable cure period.
          In consideration of the partial increase in the maximum available amount under the Loan Agreement prior to the expiration of the revolving credit facility term, the Company has paid Laurus a one time fee equal to $325,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The disclosure provided in Item 1.01 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit No.	Description
10.56	Omnibus Amendment dated May 8, 2008, to that certain Security and Purchase Agreement, dated December 6, 2005, by and between ProxyMed, Inc d/b/a MedAvant Healthcare Solutions and Laurus Master Fund, Ltd.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: May 14, 2008	/s/ Peter E. Fleming, III
Peter E. Fleming, III
Chief Executive Officer